State of Delaware
Secretary of State
Division of Corporations
Delivered 12:53 PM 02/14/2014
FILED 12:40 PM 02/14/2014
SRV 140178182 - 5482168 FILE

CERTIFICATE OF INCORPORATION
OF

K2 Design & Strategy, Inc.

FIRST: The name of the corporation is: K2 Design & Strategy, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware is located at:
108 West 13th Street, Wilmington, Delaware 19801
Located in the County of New Castle
The name of the registered agent at that address is:
Business Filings Incorporated

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is 110,000,000 shares of stock. There will be 100,000,000 shares of common stock having a ($0.0001) par value and 10,000,000 shares of preferred stock having a ($0.0001) par value.

FIFTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

SIXTH: The name and address of the incorporator is Business Filings Incorporated, 8040 Excelsior Dr., Suite 200, Madison, WI 53717.

SEVENTH: The names and addresses of the directors of the corporation are:

Mishe Harvey, 901 North Monroe Street #1001, Arlington, Virginia 22201
George Pell, 901 North Monroe Street #1001, Arlington, Virginia 22201
Jeff Koranda, 1524 South Sangamon #314, Chicago, Illinois 60608

I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file, and record this Certificate of Incorporation and do certify that the facts herein are true.

Business Filings Incorporated, Incorporator
Mark Williams, A.V.P.

Dated: February 14, 2014

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "K2 DESIGN & STRATEGY, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF FEBRUARY, A.D. 2014, AT 12:40 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5482168 8100

140178182

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 1135185

DATE: 02-14-14

ACTION OF SOLE INCORPORATOR

OF

K2 Design & Strategy, Inc.

The undersigned, being the sole incorporator of K2 Design & Strategy, Inc., a Delaware Corporation, (the "Corporation"), does hereby approve and adopt the following resolutions:

Election of Directors

RESOLVED, that the following persons are hereby elected as the directors of the Corporation to serve until the first annual meeting of the directors or until their successors are duly elected and qualified:

Mishe Harvey, 901 North Monroe Street #1001, Arlington, Virginia 22201
George Pell, 901 North Monroe Street #1001, Arlington, Virginia 22201
Jeff Koranda, 1524 South Sangamon #314, Chicago, Illinois 60608

The undersigned, upon completion of this Action of Incorporator, shall have no further responsibilities or obligations to the Corporation in his capacity as sole incorporator.

Dated: FEB 18 2014

Business Filings Incorporated, Incorporator
Mark Williams, A.V.P.